Exhibit 99.1

Turning Point Brands Announces Fourth Quarter and Full Year 2022 Results

-Net Sales for FY 2022 Zig-Zag and Stoker’s Products Increased 6.8 Percent Year-Over-Year

LOUISVILLE, KY – February 24, 2023 – Turning Point Brands, Inc. (“TPB” or “the Company”) (NYSE: TPB), a manufacturer, marketer and distributor of branded consumer products, including alternative smoking accessories and consumables with active ingredients, announced today financial results for the fourth quarter and full year ended December 31, 2022.

Q4 2022 vs. Q4 2021

•	Total consolidated net sales decreased 1.8% to $103.4 million
o	Combined net sales for Zig-Zag and Stoker’s Products increased 1.6% (increased 0.9% and 2.6%, respectively)
o	NewGen net sales declined by 11.1%
•	Gross profit decreased 1.5% to $49.6 million
•	Net income decreased $27.8 million to $($16.3) million primarily due to $34.8 million non-cash asset impairments
•	Adjusted net income decreased $0.2 million to $13.2 million
•	Adjusted EBITDA decreased 2.9% to $23.1 million (see Schedule A for a reconciliation to net income)
•	Diluted EPS of $(0.93) and Adjusted Diluted EPS of $0.69 compared to $0.57 and $0.66 in the same period one year ago, respectively (see Schedule B for a reconciliation to Diluted EPS)

FY 2022 vs FY 2021

•	Total consolidated net sales decreased 6.8% to $415.0 million
o	Combined net sales for Zig-Zag and Stoker’s Products increased 6.8% (increased 7.9% and 5.3%, respectively)
o	NewGen net sales declined by 35.2%
•	Gross profit decreased 5.6% to $205.5 million
•	Net income decreased $40.4 million to $11.6 million due in part to $41.1 million non-cash asset impairments
•	Adjusted net income decreased $7.4 million to $56.2 million
•	Adjusted EBITDA decreased 9.7% to $97.6 million (see Schedule A for a reconciliation to net income)
•	Diluted EPS of $0.64 and Adjusted Diluted EPS of $2.83 as compared to $2.52 and $3.03 in the same period one year ago, respectively (see Schedule B for a reconciliation to Diluted EPS)

Graham Purdy, President and CEO, commented: “The fourth quarter operating results finished in-line with our expectations with solid execution across our segments. The Zig-Zag segment grew during the quarter despite the impact of a previously disclosed pull-forward in the prior quarter, benefitting from continued market share gains and the contribution from a full quarter of CLIPPER lighters. We are pleased with the ongoing roll-out and strong channel receptivity to the world’s #1 reusable lighter. Stoker’s MST experienced strong share gains as consumer trade-downs to value accelerated, consistent with the current inflationary and economic backdrop. The challenging regulatory environment continues to negatively affect the NewGen segment which was down materially vs. 2021, but with declines moderating in the back half of the year. In addition to returning capital to our shareholders through share repurchases, we opportunistically purchased $10 million notional of our convertible notes during the fourth quarter while maintaining a strong cash balance. Over the last few months since taking on the CEO role, my primary objective has been to re-direct our focus and energy towards driving organic long-term growth. This starts with allocating resources to products, initiatives, and channels best positioned towards this goal. Our organization is now better aligned towards capitalizing on the opportunities in front of us and we look forward to delivering against our long-term plans going forward.”

Zig-Zag Products Segment (45% of total net sales in the quarter)

For the fourth quarter, Zig-Zag Products net sales increased 0.9% to $46.4 million. Both of TPB’s Canadian and other smoking accessories businesses saw strong growth during the quarter. This was partially offset by anticipated declines in the U.S. rolling papers and wraps businesses which were impacted by the previously disclosed pull-forward of sales into the prior quarter due to the timing of promotional programs. For the fourth quarter, total Zig-Zag Products segment volume increased 0.8%, while price / mix increased 0.1%.

For the quarter, the Zig-Zag Products segment gross profit decreased 2.4% to $25.8 million. Gross margin declined 180 basis points to 55.5% driven primarily by product mix including the ramp of our CLIPPER lighters business which operates at lower gross profit margins.

For the full year, net sales of Zig-Zag Products increased 7.9% to $190.4 million with double-digit advances in the U.S. rolling papers and e-commerce, other smoking accessories, and Canadian businesses partially offset by a double-digit decline in the wraps business. For the full year, total Zig-Zag Products segment volume increased 6.4%, while price / mix increased 1.5%.

For the full year, Zig-Zag Products segment gross profit increased 3.7% to $106.6 million. Gross margin contracted 220 basis points to 56.0%, driven primarily by product mix including the launch of our CLIPPER lighters business which operates at lower gross profit margins.

“Zig-Zag papers demonstrated solid share growth for the year while we continue to build our presence in the alternative channel,” said Purdy. “Furthermore, we remain excited about our continued roll-out of CLIPPER lighters in the U.S. and Canada.”

Stoker’s Products Segment (31% of total net sales in the quarter)

For the fourth quarter, Stoker’s Products net sales increased 2.6% to $32.0 million on double-digit growth of MST partially offset by a double-digit decline in loose-leaf chewing tobacco. For the fourth quarter, total Stoker’s Products segment volume decreased 6.1%, while price / mix increased 8.7%.

For the quarter, the Stoker’s Products segment gross profit increased 1.6% to $17.2 million. Gross margin contracted 50 basis points to 53.8% due to product mix shift.

For the full year, net sales of Stoker’s Products increased 5.3% to $130.8 million on double-digit growth of MST partially offset by a high single-digit decline of loose-leaf chewing tobacco. For the full year, total Stoker’s Products segment volume decreased 2.6%, while price / mix increased 7.9%.

For the full year, the Stoker’s Products segment gross profit increased 4.7% to $71.3 million. Gross margin contracted 30 basis points to 54.5% due to the impact of product mix shift including growth in discount looseleaf products.

“Stoker’s saw strong market share gains in both the MST and loose-leaf chewing tobacco categories during the quarter,” continued Purdy. “Stoker’s strong value proposition continues to resonate with consumers in the current inflationary environment that has challenged their budgets.”

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

NewGen Products Segment (24% of total net sales in the quarter)

For the fourth quarter, NewGen Products net sales decreased 11.1% to $24.9 million. The regulatory environment continues to negatively impact sales.

For the quarter, NewGen Products segment gross profit decreased 5.8% to $6.6 million. Gross margin increased 150 basis points from the previous year to 26.4% primarily due to higher inventory write-downs in the previous year period.

For the full year, net sales of NewGen Products decreased 35.2% to $93.8 million and gross profit decreased 41.1% to $27.7 million. Gross margin contracted 300 basis points to 29.5% due to product mix and the highly promotional environment.

“The regulatory environment for NewGen remains dynamic given the uncertainty over the outcome of the PMTA process and the potential for additional state and federal regulations,” concluded Purdy.

Recent Events

Creative Distribution Solutions

On December 21, 2022, Turning Point Brands contributed its NewGen Products business to South Beach Holdings LLC doing business as Creative Distribution Solutions ("CDS"), a newly-formed wholly-owned subsidiary. CDS specializes in the distribution of vapor and related products to B2B and B2C customers throughout the United States. CDS will be overseen by an independent board of management. “We believe this reorganization best positions CDS to navigate the current regulatory environment, adapt to future marketplace changes, and pursue further value maximizing opportunities as they arise,” noted Mr. Purdy.

Performance Measures in the Fourth Quarter

Fourth quarter consolidated selling, general and administrative (“SG&A”) expenses were $31.2 million compared to $31.6 million in the fourth quarter of 2021.

The fourth quarter SG&A included the following notable items:

•	$0.3 million of ERP / CRM duplicative system costs compared to none in the previous year
•	$1.2 million of stock options, restricted stock and incentive expense compared to $1.5 million in the year-ago period
•	$0.3 million of FDA PMTA-related expenses compared to $0.7 million in the year-ago period
•	$0.0 million of transaction expenses as compared to $0.2 million in the year-ago period
•	$1.8 million of restructuring costs as compared to $0.9 million in the year-ago period

Total gross debt as of December 31, 2022 was $412.5 million. The corresponding net debt (total gross debt less cash) at December 31, 2022 was $306.1 million. The Company ended the quarter with total liquidity of $127.8 million, comprised of $106.4 million in cash and $21.4 million of revolving credit facility capacity.

During the quarter, the Company spent $2.2 million to repurchase 101,959 shares at an average price of $21.50 per share. During the quarter, the Company also spent $9.0 million to purchase $10.0 million in aggregate principal amount of its 2.50% Convertible Senior Notes due July 2024.

The Company recorded impairment charges of $34.8 million during the quarter related to goodwill and intangible assets of the NewGen segment and certain minority investments in development stage ventures.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

2023 Outlook

At this time, the Company expects full-year 2023 adjusted EBITDA to be $88 to $94 million.

Earnings Conference Call

As previously disclosed, a conference call with the investment community to review TPB’s financial results has been scheduled for 10:00 a.m. Eastern on Friday, February 24, 2023. Investment community participants should dial in 10 minutes ahead of time using the toll-free number 888-330-2502 (international participants should call 240-789-2713), and follow the audio prompts after typing in the event ID: 6640134. A live listen-only webcast of the call will be available on the Events and Presentations section of the investor relations portion of the Company website (www.turningpointbrands.com). A replay of the webcast will be available on the site two hours following the call.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release includes certain non-GAAP financial measures including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Adjusted Operating Income (Loss). A reconciliation of these non-GAAP financial measures accompanies this release.

About Turning Point Brands, Inc.

Turning Point Brands (NYSE: TPB) is a manufacturer, marketer and distributor of branded consumer products including alternative smoking accessories and consumables with active ingredients through its iconic Zig-Zag® and Stoker’s® brands, and its emerging brands within the NewGen segment. TPB’s products are available in more than 215,000 retail outlets in North America, and on sites such as www.zigzag.com and www.solacevapor.com. For the latest news and information about TPB and its brands, please visit www.turningpointbrands.com.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by TPB in this press release, its reports filed with the Securities and Exchange Commission (the “SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for TPB to predict or identify all such events or how they may affect it. TPB has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to those included it the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by the Company with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Investor Contacts

Turning Point Brands, Inc.:
Louie Reformina, Senior Vice President, CFO
Turning Point Brands, Inc.
502.774.9238
ir@tpbi.com

Financial Statements Follow:

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statements of Income
(dollars in thousands except share data)
(unaudited)

	Three Months Ended December 31,
	2022	2021
Net sales	$103,392	$105,283
Cost of sales	53,829	54,952
Gross profit	49,563	50,331
Selling, general, and administrative expenses	31,245	31,613
Operating income	18,318	18,718
Interest expense, net	4,382	5,094
Investment loss	7,229	6,965
Goodwill and intangible impairment loss	27,566	-
Gain on extinguishment of debt	(885)	(7,485)
Income (loss) before income taxes	(19,974)	14,144
Income tax (benefit) expense	(3,857)	2,889
Consolidated net income (loss)	(16,117)	11,255
Net income (loss) attributable to non-controlling interest	200	(199)
Net income (loss) attributable to Turning Point Brands, Inc.	$(16,317)	$11,454

Basic income (loss) per common share:
Net income (loss) attributable to Turning Point Brands, Inc.	$(0.93)	$0.61
Diluted income (loss) per common share:
Net income (loss) attributable to Turning Point Brands, Inc.	$(0.93)	$0.57
Weighted average common shares outstanding:
Basic	17,530,278	18,707,286
Diluted	17,530,278	22,153,988

Supplemental disclosures of statement of income information:
Excise tax expense	$5,771	$6,212
FDA fees	$158	$166

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statements of Income
(dollars in thousands except share data)
(unaudited)

	For the year ended December 31,
	2022	2021
Net sales	$415,013	$445,471
Cost of sales	209,475	227,637
Gross profit	205,538	217,834
Selling, general, and administrative expenses	130,024	127,513
Operating income	75,514	90,321
Interest expense, net	19,524	20,500
Investment loss	13,303	6,673
Goodwill and intangible impairment loss	27,566	-
Gain on extinguishment of debt, net	(885)	(2,154)
Income before income taxes	16,006	65,302
Income tax expense	4,849	14,040
Consolidated net income	11,157	51,262
Net loss attributable to non-controlling interest	(484)	(797)
Net income attributable to Turning Point Brands, Inc.	$11,641	$52,059

Basic income per common share:
Net income attributable to Turning Point Brands, Inc.	$0.65	$2.75
Diluted income per common share:
Net income attributable to Turning Point Brands, Inc.	$0.64	$2.52
Weighted average common shares outstanding:
Basic	17,899,794	18,917,570
Diluted	18,055,015	22,381,994

Supplemental disclosures of statement of income information:
Excise tax expense	$23,274	$27,353
FDA fees	$623	$679

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Balance Sheets
(dollars in thousands except share data)
(unaudited)

	December 31,
ASSETS	2022	2021
Current assets:
Cash	$106,403	$128,320
Accounts receivable, net of allowances of $114 in 2022 and $262 in 2021	8,377	6,496
Inventories	119,915	87,607
Other current assets	21,800	26,746
Total current assets	256,495	249,169
Property, plant, and equipment, net	22,788	18,650
Deferred income taxes	9,602	1,363
Right of use assets	12,465	15,053
Deferred financing costs, net	282	388
Goodwill	136,253	162,333
Other intangible assets, net	83,592	87,485
Master Settlement Agreement (MSA) escrow deposits	27,980	31,720
Other assets	22,649	35,399
Total assets	$572,106	$601,560

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,355	$7,361
Accrued liabilities	33,001	32,937
Current portion of long-term debt	-	-
Other current liabilities	20	38
Total current liabilities	41,376	40,336
Notes payable and long-term debt	406,757	414,172
Lease liabilities	10,593	13,336
Total liabilities	458,726	467,844

Commitments and contingencies

Stockholders' equity:
Preferred stock; $0.01 par value; authorized shares 40,000,000; issued and outstanding shares -0-	-	-
Common stock, voting, $0.01 par value; authorized shares, 190,000,000; 19,801,623 issued shares, 17,485,163 outstanding shares at December 31, 2022, and 19,690,884 issued shares, 18,395,476 outstanding shares at December 31, 2021	198	197
Common stock, nonvoting, $0.01 par value; authorized shares, 10,000,000; issued and outstanding shares -0-	-	-
Additional paid-in capital	113,242	108,811
Cost of repurchased common stock
(2,316,460 shares at December 31, 2022 and 1,295,408 shares at December 31, 2021)	(78,093)	(48,869)
Accumulated other comprehensive loss	(2,393)	(195)
Accumulated earnings	78,691	71,460
Non-controlling interest	1,735	2,312
Total stockholders' equity	113,380	133,716
Total liabilities and stockholders' equity	$572,106	$601,560

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	For the Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Consolidated net income	$11,157	$51,262
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on extinguishment of debt	(885)	(2,154)
Gain on disposal of property, plant, and equipment	(9)	(54)
Loss on goodwill impairment	25,585	-
Loss on intangible asset impairment	1,982	-
Loss on investments	13,570	7,100
Depreciation expense	3,388	3,105
Amortization of other intangible assets	1,911	1,907
Amortization of deferred financing costs	2,576	2,541
Deferred income taxes	(7,665)	(1,485)
Stock compensation expense	5,273	7,557
Noncash lease income	(29)	(167)
Gain on MSA escrow deposits	(54)	(255)
Changes in operating assets and liabilities:
Accounts receivable	(2,103)	3,317
Inventories	(32,653)	(9)
Other current assets	5,739	(134)
Other assets	420	996
Accounts payable	1,240	(2,367)
Accrued liabilities and other	830	(2,943)
Net cash provided by operating activities	30,273	68,217

Cash flows from investing activities:
Capital expenditures	$(7,685)	$(6,156)
Acquisitions, net of cash acquired	-	(16,416)
Payments for investments	(1,000)	(16,657)
Restricted cash, MSA escrow deposits	(10,170)	(19,664)
Proceeds on the sale of property, plant and equipment	62	54
Net cash used in investing activities	(18,793)	(58,839)

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statements of Cash Flows (Cont.)
(dollars in thousands)
(unaudited)

	For the Year Ended December 31,
	2022	2021
Cash flows from financing activities:
Proceeds from Senior Notes	$-	$250,000
Payments of 2018 first lien term loan	-	(130,000)
Settlement of interest rate swaps	-	(3,573)
Payments of Convertible Senior Notes	(9,000)	-
Proceeds from call options	51	-
Payment of promissory note	-	(9,625)
Payment of dividends	(4,250)	(4,096)
Payments of financing costs	-	(6,921)
Exercise of options	504	2,071
Redemption of options	(155)	(2,111)
Redemption of restricted stock	(1,229)	-
Common stock repurchased	(29,224)	(38,678)
Net cash provided by (used in) financing activities	$(43,303)	$57,067

Net increase (decrease) in cash	$(31,823)	$66,445
Effect of foreign currency translation on cash	$(320)	$191

Cash, beginning of period:
Unrestricted	$128,320	$41,765
Restricted	15,155	35,074
Total cash at beginning of period	$143,475	$76,839

Unrestricted	$106,403	$128,320
Restricted	4,929	15,155
Total cash at end of period	$111,332	$143,475

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use non-U.S. GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Gross Profit and Adjusted Operating Income (Loss). We believe Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Gross Profit and Adjusted Operating Income (Loss) are used by management to compare our performance to that of prior periods for trend analyses and planning purposes and are presented to our board of directors. We believe that EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Gross Profit and Adjusted Operating Income (Loss) are appropriate measures of operating performance because they eliminate the impact of expenses that do not relate to business performance.

We define “EBITDA” as net income before interest expense, loss on extinguishment of debt, provision for income taxes, depreciation and amortization. We define “Adjusted EBITDA” as net income before interest expense, loss on extinguishment of debt, provision for income taxes, depreciation, amortization, other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Net Income” as net income excluding items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Diluted EPS” as diluted earnings per share excluding items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Gross Profit: as gross profit excluding other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Operating Income (Loss)” as operating income (loss) excluding other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. EBITDA, Adjusted Net Income, Adjusted EBITDA Adjusted Diluted EPS, Adjusted Gross Profit and Adjusted Operating Income (Loss) exclude significant expenses that are required by U.S. GAAP to be recorded in our financial statements and is subject to inherent limitations. In addition, other companies in our industry may calculate this non-U.S. GAAP measure differently than we do or may not calculate it at all, limiting its usefulness as a comparative measure.

In accordance with SEC rules, we have provided, in the supplemental information attached, a reconciliation of the non-GAAP measures to the next directly comparable GAAP measures.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule A

Turning Point Brands, Inc.
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,
	2022	2021
Net income (loss) attributable to Turning Point Brands, Inc.	$(16,317)	$11,454
Add:
Interest expense, net	4,382	5,094
Gain on extinguishment of debt	(885)	(7,485)
Income tax (benefit) expense	(3,857)	2,889
Depreciation expense	777	792
Amortization expense	538	476
EBITDA	$(15,362)	$13,220
Components of Adjusted EBITDA
Corporate restructuring (a)	1,825	1,026
ERP/CRM (b)	336	-
Stock options, restricted stock, and incentives expense (c)	1,170	1,542
Transactional expenses (d)	12	190
FDA PMTA (e)	289	708
Non-cash asset impairment (f)	34,836	7,100
Adjusted EBITDA	$23,106	$23,786

(a)  Represents costs associated with corporate and vape restructuring, including severance.
(b)  Represents cost associated with scoping and mobilization of new ERP and CRM systems and cost of duplicative ERP licenses.
(c)  Represents non-cash stock options, restricted stock, incentives expense and Solace performance stock units.
(d)  Represents the fees incurred for transaction expenses.
(e)  Represents costs associated with applications related to FDA premarket tobacco product application ("PMTA").
(f)  Represents impairment of goodwill, intangible and investment assets.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule A

Turning Point Brands, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(dollars in thousands)
(unaudited)

	For the Year Ended December 31,
	2022	2021
Net income attributable to Turning Point Brands, Inc.	$11,641	$52,059
Add:
Interest expense, net	19,524	20,500
Gain on extinguishment of debt	(885)	(2,154)
Income tax expense	4,849	14,040
Depreciation expense	3,388	3,105
Amortization expense	1,911	1,907
EBITDA	$40,428	$89,457
Components of Adjusted EBITDA
Corporate restructuring (a)	3,444	1,026
ERP/CRM (b)	1,962	-
Stock options, restricted stock, and incentives expense (c)	5,273	7,557
Transactional expenses (d)	801	1,267
FDA PMTA (e)	4,554	1,668
Non-cash asset impairment (f)	41,136	7,100
Adjusted EBITDA	$97,598	$108,075

(a)  Represents costs associated with corporate and vape restructuring, including severance.
(b)  Represents cost associated with scoping and mobilization of new ERP and CRM systems and cost of duplicative ERP licenses.
(c)  Represents non-cash stock options, restricted stock, incentives expense and Solace performance stock units.
(d)  Represents the fees incurred for transaction expenses.
(e)  Represents costs associated with applications related to FDA premarket tobacco product application ("PMTA").
(f)  Represents impairment of goodwill, intangible and investment assets.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule B

Turning Point Brands, Inc.
Reconciliation of GAAP Net Income to Adjusted Net Income and Diluted EPS to Adjusted Diluted EPS
(dollars in thousands except share data)
(unaudited)

	Three Months Ended		Three Months Ended
	December 31, 2022		December 31, 2021
	Net Income	Diluted EPS	Net Income	Diluted EPS
GAAP	$(16,317)	$(0.93)	$11,454	$0.57
Anti-dilutive impact (a)	-	0.20	-	-
Gain on extinguishment of debt (b)	(714)	(0.03)	(5,956)	(0.27)
Corporate restructuring (c)	1,473	0.07	816	0.04
ERP/CRM (d)	271	0.01	-	-
Stock options, restricted stock, and incentives expense (e)	944	0.05	1,227	0.06
Transactional expenses (f)	10	0.00	151	0.01
FDA PMTA (g)	233	0.01	563	0.03
Non-cash asset impairment (h)	28,109	1.35	5,650	0.26
Impact of quarterly tax items to effective tax rate (i)	(804)	(0.04)	(540)	(0.02)
Adjusted (j)	$13,205	$0.69	$13,366	$0.66

Total may not foot due to rounding

(a) Represents dilution of options and debt conversion that is anti-dilutive and not included for GAAP.
(b) Represents gain on extinguishment of debt tax effected at the quarterly tax rate.
(c) Represents costs associated with corporate restructuring, including severance tax effected at the quarterly tax rate.
(d) Represents cost associated with scoping and mobilization of new ERP and CRM systems and cost of duplicative ERP licenses tax effected at the quarterly tax rate.
(e) Represents non-cash stock options, restricted stock, incentives expense and Solace PRSUs tax effected at the quarterly tax rate.
(f) Represents the fees incurred for transaction expenses tax effected at the quarterly tax rate.
(g) Represents costs associated with applications related to the FDA PMTA tax effected at the quarterly tax rate.
(h) Represents impairment of goodwill, intangible and investment assets tax effected at the quarterly tax rate.
(i) Represents adjustment from quarterly tax rate to annual projected tax rate of 23% in 2022 and 2021.
(j) Diluted shares outstanding includes the full 3.2 million share dilution of debt conversion without a 1.1 million share offsetting impact from capped call transactions.

14
Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule B

Turning Point Brands, Inc.
Reconciliation of GAAP Net Income to Adjusted Net Income and Diluted EPS to Adjusted Diluted EPS
(dollars in thousands except share data)
(unaudited)

	For the Year Ended		For the Year Ended
	December 31, 2022		December 31, 2021
	Net Income	Diluted EPS	Net Income	Diluted EPS
GAAP	$11,641	$0.64	$52,059	$2.52
Anti-dilutive impact (a)	-	0.09	-	-
Gain on extinguishment of debt (b)	(617)	(0.03)	(1,691)	(0.08)
Corporate restructuring (c)	2,401	0.11	805	0.04
ERP/CRM (d)	1,368	0.06	-	-
Stock options, restricted stock, and incentives expense (e)	3,676	0.17	5,932	0.27
Transactional expenses (f)	558	0.03	995	0.04
FDA PMTA (g)	3,174	0.15	1,309	0.06
Non-cash asset impairment (h)	28,674	1.35	5,573	0.25
Impact of quarterly tax items to effective tax rate (i)	5,309	0.25	(1,432)	(0.06)
Adjusted (j)	$56,183	$2.83	$63,551	$3.03

Total may not foot due to rounding

(a) Represents dilution of debt conversion that is anti-dilutive and not included for GAAP.
(b) Represents gain on extinguishment of debt tax effected at the quarterly tax rate.
(c) Represents costs associated with corporate restructuring, including severance tax effected at the quarterly tax rate.
(d) Represents cost associated with scoping and mobilization of new ERP and CRM systems and cost of duplicative ERP licenses tax effected at the quarterly tax rate.
(e) Represents non-cash stock options, restricted stock, incentives expense and Solace PRSUs tax effected at the quarterly tax rate.
(f) Represents the fees incurred for transaction expenses tax effected at the quarterly tax rate.
(g) Represents costs associated with applications related to the FDA PMTA tax effected at the quarterly tax rate.
(h) Represents impairment of goodwill, intangible and investment assets tax effected at the quarterly tax rate.
(i) Represents adjustment from quarterly tax rate to annual projected tax rate of 23% in 2022 and 2021.
(j) Diluted shares outstanding includes the full 3.2 million share dilution of debt conversion without a 1.1 million share offsetting impact from capped call transactions.

15
Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule C

Turning Point Brands, Inc.
Reconciliation of GAAP Gross Profit to Adjusted Gross Profit and GAAP Operating Income to Adjusted Operating Income (Loss)
(dollars in thousands)
(unaudited)

	Consolidated		Zig-Zag		Stoker's		NewGen
	4th Quarter	4th Quarter	4th Quarter	4th Quarter	4th Quarter	4th Quarter	4th Quarter	4th Quarter
	2022	2021	2022	2021	2022	2021	2022	2021

Net sales	$103,392	$105,283	$46,444	$46,051	$32,010	$31,184	$24,938	$28,048

Gross profit	$49,563	$50,331	$25,768	$26,397	$17,210	$16,942	$6,585	$6,992
Adjustments:
Corporate and vapor restructuring	-	90	-	-	-	-	-	90
Adjusted gross profit	$49,563	$50,421	$25,768	$26,397	$17,210	$16,942	$6,585	$7,082

Operating income (loss)	$18,318	$18,718	$17,362	$19,212	$12,794	$12,687	$134	$(3,427)
Adjustments:
Transaction costs	12	190	-	-	-	-	-	-
FDA PMTA	289	708	-	-	-	-	-	-
Corporate and vapor restructuring	1,825	1,026	-	-	-	-	-	1,026
Adjusted operating income (loss)	$20,444	$20,642	$17,362	$19,212	$12,794	$12,687	$134	$(2,401)

Schedule C

Turning Point Brands, Inc.
Reconciliation of GAAP Gross Profit to Adjusted Gross Profit and GAAP Operating Income to Adjusted Operating Income
(dollars in thousands)
(unaudited)

	Consolidated		Zig-Zag		Stoker's		NewGen
	YTD	YTD	YTD	YTD	YTD	YTD	YTD	YTD
	2022	2021	2022	2021	2022	2021	2022	2021

Net sales	$415,013	$445,471	$190,403	$176,491	$130,826	$124,280	$93,784	$144,700

Gross profit	$205,538	$217,834	$106,576	$102,739	$71,254	$68,084	$27,708	$47,011
Adjustments:
Corporate and vapor restructuring	-	90	-	-	-	-	-	90
Adjusted gross profit	$205,538	$217,924	$106,576	$102,739	$71,254	$68,084	$27,708	$47,101

Operating income	$75,514	$90,321	$73,342	$77,109	$51,929	$52,073	$1,506	$2,263
Adjustments:
Transaction costs	801	1,267	-	-	-	-	-	-
FDA PMTA	4,554	1,668	-	-	-	-	-	-
Corporate and vapor restructuring	3,444	1,026	-	-	-	-	-	1,026
Adjusted operating income	$84,313	$94,282	$73,342	$77,109	$51,929	$52,073	$1,506	$3,289

16
Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238